                                   Exhibit 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                            THREE MONTHS ENDED             NINE MONTHS ENDED
                                                        ---------------------------  ----------------------------
                                                        September 30   September 30  September 30    September 30
                                                           1996           1997           1996            1997
===================================================================================  ============================
Shares outstanding at beginning of period, exclusive
of cheap stock                                               93,225   4,228,500           93,225     612,800
Weighted average shares:
Issued pursuant to Staff Accounting Bulletin No. 83         931,390                      931,390
Issued in connection with the VPI Acquisition                                                      1,147,222
Issued in the IPO, including the over-allotment                                                    1,770,963
Issued to convert debt to common shares                                                              224,730
Common stock equivalent shares related to stock options                  50,759                       44,160
                                                          ---------   ---------        ---------   ---------
Weighted average shares outstanding at end of period      1,024,615   4,279,259        1,024,615   3,799,875
                                                          =========   =========        =========   =========